LORD ABBETT SECURITIES TRUST

                                  AMENDMENT TO
                              DECLARATION OF TRUST

     The undersigned, being at least a majority of the Trustees of Lord Abbett Securities Trust, a Delaware business trust (the "Trust"), organized pursuant to a declaration of trust dated February 26, 1993 (the "Declaration"), do hereby amend the Declaration effective March 1, 2001, pursuant to Section 8.2 of the Declaration, by changing the legal name for the existing series of the Trust named Growth & Income Series to the Lord Abbett All Value Fund, its Class A, B, C, and P shares now being Class A, B, C, and P shares of the Lord Abbett All Value Fund.

     This instrument shall constitute an amendment to the Declaration.

     IN WITNESS WHEREOF, the undersigned have executed this instrument as of this 1st day of March, 2001.



ROBERT S. DOW
Robert S. Dow

WILLIAM H. T. BUSH
William H.T. Bush

ROBERT C. CALHOUN
Robert C. Calhoun

C. ALAN MACDONALD
C. Alan MacDonald

E. THAYER BIGELOW
E. Thayer Bigelow

THOMAS J. NEFF
Thomas J. Neff


STEWART S. DIXON
Stewart S. Dixon